SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2005
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MCI, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-10415	20-0533283
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

22001 Loudoun County Parkway,	20147
Ashburn, Virginia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On July 14, 2005, the Compensation Committee of MCI, Inc.’s (the “Company”) Board of Directors adopted performance criteria for the payment of incentive awards under the Company’s Corporate Variable Pay Plan in respect of the second half of 2005. The incentive awards for the Company’s named executive officers and other members of the executive leadership team will be based on their performance against a “balanced scorecard” of financial, customer service, organizational improvement, and Key Result Areas linked directly to the business strategy. Incentive awards for each functional group will be based on the Company’s overall EBITDA and incentive awards for other executives will be based half on company EBITDA and half on such executive’s business unit.

      The Company intends to provide additional information regarding the compensation awarded to the Company’s named executive officers in respect of and during the year ended December 31, 2005, in the proxy statement for the Company’s 2006 annual meeting of stockholders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCI, INC.
(Registrant)

By:	/s/ Robert T. Blakely

	Name:	Robert T. Blakely
	Title:	Executive Vice President and Chief Financial Officer

Dated: July 20, 2005